UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 28, 2001


                              eCOM CORPORATION
           ------------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Nevada               0-26701        88-0406874
      ----------------------------  -----------   -----------------
      (State or other jurisdiction  (Commission   (I.R.S. Employer
       of incorporation)             File Number)   Identification)


             2078 Prospecter Avenue, Park City, UT         84060
         ---------------------------------------------   ----------
           (Address of principal executive offices)      (Zip Code)

  Registrant's telephone number, including area code   (435) 655-0856


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


     This disclosure is being made pursuant to Regulation FD.

     eCom Corporation issued the attached press release regarding an agreement to acquire 15 percent of TTRHP, LC.

Item 7. Financial Statements and Exhibits

1.  Press Release by eCom Corporation dated September 28, 2001.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       eCom CORPORATION


                                       /s/ Laurie Bird Kitts
                                       ------------------------------------
                                       Laurie Bird Kitts, Secretary
                                       November 19, 2001


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                                   Exhibit


1.  Press Release by eCom Corporation dated September 28, 2001.



           eCom Corp. Announces Agreement to Acquire TTRHP, LC

LAS VEGAS--(BUSINESS WIRE)--Sept. 28, 2001--eCom Corp. (OTCBB:ECCM-news; FRNK:E06) is pleased to announce that it has entered into an agreement to acquire 15 percent of TTRHP, LC.

TTRHP, www.TTRHP.com, has been formed to develop, manufacture and distribute a product line of high tech, performance products and automotive exhaust systems aimed primarily at the diesel truck market. TTRHP will also offer similar products to the marine and snowmobile market.

The company has a U.S. patent pending for its AEROTURBINE muffler technology. AEROTURBINE creates an air turbine effect inside the exhaust system.
Opposite of most mufflers on the market, the AEROTURBINE operates most efficiently when the airflow of engine RPM increases. The resulting air turbine effect increases low- and high-end torque as well as horsepower gains and overall performance improvements.

With millions of trucks with diesel engines being produced annually and approximately $650 million being spent on replacement mufflers each year, the company feels the industry is ready for its products. The company has projected that annual sales will increase sharply and eCom management feels that its decision to invest in TTRHP will significantly increase shareholder value.

During this past year, eCom Corp. has focused on becoming an investment company. Under this direction, eCom will make minority investments in high potential companies domiciled within the United States. The equity and/or debt investments will range in form from convertible debentures to preferred stock.

eCom has already commenced with the execution of this strategy with announced investments in CacheStream Corp., Educational Services
International Inc., and most recently in TTRHP, LC.

Statements about the company's future expectations and all other future statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as the term is defined in the Private Litigation Reform Act of 1995.
The company intends that such "forward-looking statements" be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.

Contact:
     eCom Corp.
     Investor Relations, 435/655-8769


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